EXHIBIT 26

                         UNITED STATES DISTRICT COURT
                          NORTHERN DISTRICT OF OHIO
                               EASTERN DIVISION

GOTHAM PARTNERS, L.P., et al.,        )    CASE NO. 1:98 CV 0272
                                      )
                  Plaintiffs,         )    JUDGE NUGENT
                                      )
      v.                              )    PLAINTIFFS' MOTION FOR
                                           ----------------------
                                      )    EXPEDITED DISCOVERY
                                           -------------------
FIRST UNION REAL ESTATE EQUITY AND    )
MORTGAGE INVESTMENTS,                 )
                                      )
                  Defendant.          )

     Plaintiffs, Gotham Partners, L.P. and Gotham Partners II, L.P. (collectively "Gotham Partnerships" or "Plaintiffs"), pursuant to Local Rule 26.2, move this court for an order providing for both parties to provide expedited discovery to each other, in order that the parties can be prepared for one or more expedited hearings that may be held in connection with the dispute underlying this case. Specifically, Plaintiffs request that this Court order the following expedited discovery:

            1. That both parties respond to each others' outstanding discovery requests on or before February 6, 1998;

            2. That Plaintiffs are permitted to take the depositions of Defendant's CEO, James C. Mastandrea, and one witness to be designated by First Union from Plaintiffs' second notice of deposition, on February 9, 1998; and

            3. That Defendant is permitted to take the deposition of two representatives of Plaintiffs, selected by Defendant, on February 9, 1998.

     The grounds for this motion are set forth more fully in the attached Memorandum in Support.

Date: January 30, 1998
                                    Respectfully submitted,


OF COUNSEL:
                                    /s/ Michael J. Garvin
                                    ------------------------------------
                                    David C. Weiner (0013351)
                                    Michael J. Garvin (0025394)
HAHN LOESER & PARKS LLP
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio 44114-2301
                                    (216) 621-0150

                                                -and-


OF COUNSEL:
                                    /s/ Alexander R. Sussman
                                    ------------------------------------
                                    Alexander R. Sussman(FN1)
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON                        25th Floor
                                    One New York Plaza
                                    New York, New York 10004-1980
                                    (212) 859-8000

                                    Attorneys for Plaintiffs

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[FN]
1     Application to appear pro hac vice is pending.